                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-83961, 333-83959, 333-86989, 333-92389 and
333-52046 on Form S-8 and the Company's previously filed Registration Statement File No. 333-81555 on Form S-4.



Arthur Andersen LLP
 March 27, 2001